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                                 Exhibit 10(s)


                      Memorandum of Understanding Between
                      The Newhall Land and Farming Company
                              and Robert D. Wilke

1. Robert D. Wilke to retire at December 31, 1994. He is entitled to all benefits of early retirement which are:

         a.      Pension benefits calculated as of December 31, 1994.

         b. Continuing health plan benefits until age 65 (available to all early retirees with 10 years of service and at least 62 years of age).

         c. 12 months (36 months if approved by the Committee) to exercise stock options unless they should expire earlier by the terms of the option.

         d.      $2,500 of life insurance.

2.       Upon early retirement, Robert D. Wilke forfeits the following:

         a.      Salary and titles.

         b.      Group life insurance.

         c.      Disability insurance.

         d.      Future accrual of pension benefits.

         e.      2,400 units of restricted stock.

         f.      Company car.

         g.      Any and all other perks or benefits.

3. Robert D. Wilke is to receive a usual bonus in January, 1995 for 1994 performance, although there will be no ability to put money into the Company's savings plan or receive the Company's matching contribution.
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         Robert D. Wilke can provide valuable services to Newhall, particularly as to transition of a new CFO, potential mergers and acquisitions and other projects identified by the Chairman.

         Therefore, for a period of seven months, Robert D. Wilke will:

         a. Provide consulting services equivalent to about 60% of normal work week.

         b. Limit other consulting work so as to not interfere with this assignment.

         c.      Do nothing that can be construed as a conflict of interest.

         d. Receive no other benefits or perks but will be reimbursed for reasonable out-of-pocket expenses.

         e.      Be provided work space, telephone, office supplies, etc.

         f. Receive a consulting fee of $10,000 each month for a total of $70,000.


  / S / Gary M. Cusumano                    / S / Robert D. Wilke
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The Newhall Land and Farming Company      Robert D. Wilke


  January 12, 1995                          January 11, 1995
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Date                                      Date